UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of
THE SECURITIES EXCHANGE ACT OF 1934

U.S. GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	84-0796160
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545

 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, no par value per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  N/A

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities to be registered under this registration statement is set forth in the section titled “Description of Capital Stock” in a prospectus filed with the Securities and Exchange Commission on August 30, 2006 (File No. 333-136587), which is incorporated herein by this reference.

Item 2.  Exhibits.

Exhibit No.

3.1	Articles of Incorporation, as amended.(1)

3.2	Bylaws, as amended.(2)

(1)                                  Incorporated by reference from Form 10-KSB filed on March 27, 1996 and Form 10-KSB filed on April 7, 2006.

(2)                                  Incorporated by reference from Form 8-K filed on November 28, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf y the undersigned, thereto duly authorized.

U.S. GOLD CORPORATION

Date: December 7, 2006	By:	/s/ William F. Pass
William F. Pass, Vice President, Chief
Financial Officer and Secretary